Exhibit(a)(2)
LETTER OF TRANSMITTAL
STANDARD MANAGEMENT CORPORATION
Offer to Exchange
Shares of Common Stock, No Par Value Per Share
for Any and All Outstanding
10.25% Preferred Securities (Liquidation Amount $10 per Trust Security)
Issued by SMAN Capital Trust I
and Guaranteed by Standard Management Corporation
Including Accrued Distributions
(CUSIP No. 83168N 20 2)
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 5, 2006, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EARLIER TERMINATED OR EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

The exchange agent (the “Exchange Agent”) for the Exchange Offer is:
Deutsche Bank National Trust Company

By Facsimile: DB Services Tennessee, Inc. Reorganization Unit Fax: (615) 835-3701 Attn: Karl Shepard (615) 835-3572	By Registered or Certified Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, Tennessee 37229-2737 Attn: Karl Shepard	By Overnight Mail or Courier: DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Karl Shepard

For Confirmation by Telephone: (615) 835-3572

The information agent (the “Information Agent”) for the Exchange Offer is:
501 Madison Avenue, 20th Floor
New York, New York 10022
Call Toll Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

      Delivery of this Letter of Transmittal to an address other than as set forth above, will not constitute a valid delivery unless an agent’s message is delivered in accordance with Instruction 1 to this Letter of Transmittal.
      The undersigned hereby acknowledges receipt of the Offer to Exchange dated May 5, 2006 (the “Offer to Exchange”) of Standard Management Corporation, an Indiana corporation (the “Company”), and this Letter of Transmittal, which together constitute the Company’s offer (the “Exchange Offer”) to exchange its shares of its common stock, no par value per share (the “Common Shares”), for any and all outstanding 10.25% Preferred Securities (the “Trust Securities”) issued by SMAN Capital Trust I (Liquidation Amount $10 per Trust Security) and guaranteed by Standard Management Corporation. For each Trust Security (liquidation amount $10 per Trust Security), including accrued and unpaid distributions, tendered in the Exchange Offer and accepted for exchange, the holder of that Trust Security will be entitled to receive 4.5 Common Shares.
      This Letter of Transmittal is to be completed by a holder of Trust Securities either if certificates are to be forwarded with the Letter of Transmittal or if a tender of certificates for Trust Securities, if available, is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offer to Exchange under “Description of the Exchange Offer — Book Entry Delivery Procedures.” Holders of Trust Securities whose certificates are not immediately available, or who are unable to deliver their certificates or confirmation of the book-entry tender of their Trust Securities into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”) and all other documents required by this Letter of Transmittal to the Exchange Agent on or before June 5, 2006 (the “Expiration Date”), must tender their Trust Securities according to the guaranteed delivery procedures set forth in the Offer to Exchange under “Description of the Exchange Offer — Procedures for Tendering Your Securities — Guaranteed Delivery.” See Instruction 1. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.
      The undersigned hereby tenders the Trust Securities described in Box 1 below pursuant to the terms and conditions described in the Offer to Exchange and this Letter of Transmittal. The undersigned is the registered owner of all the tendered Trust Securities and the undersigned represents that it has received from each beneficial owner of the tendered Trust Securities (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions with respect to the Offer to Exchange,” a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.
      Subject to, and effective upon, the acceptance for exchange of the tendered Trust Securities, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Trust Securities that are being tendered hereby, waives any and all other rights with respect to such Trust Securities and releases and discharges SMAN Capital Trust I from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Trust Securities, including without limitation, any claims that the undersigned is entitled to receive additional principal, interest or distribution payments with respect to such Trust Securities or to participate in any redemption of such Trust Securities.
      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Trust Securities, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver the tendered Trust Securities to the Company or cause ownership of the tendered Trust Securities to be transferred to, or upon the order of, the Company, on the books of the registrar for the Trust Securities and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the Common Shares to which the undersigned is entitled upon acceptance by the Company of the tendered Trust Securities pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Trust Securities all in accordance with the terms and conditions of the Exchange Offer, as described in the Offer to Exchange.
      Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the Common Shares exchanged for tendered Trust Securities in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the Common Shares (and accompanying documents, as appropriate) to the undersigned at the address shown below in Box 1 or provide the name of the account at DTC to which the Common Shares should be issued.

      The undersigned understands that tenders of Trust Securities pursuant to the procedures described under the caption “Description of the Exchange Offer” in the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Exchange Offer set forth in the Offer to Exchange under the caption “Description of the Exchange Offer — Terms of the Exchange Offer,” and subject to the conditions of the Exchange Offer set forth in the Offer to Exchange under the caption “Description of the Exchange Offer — Conditions to the Exchange Offer,” subject only to withdrawal of tenders on the terms set forth in the Offer to Exchange under the caption “Description of the Exchange Offer — Withdrawal of Tenders.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned of any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).
      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Trust Securities being surrendered, and that, when the Trust Securities are accepted for exchange as contemplated in this Letter of Transmittal, the Company will acquire good and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, other obligations relating to their sale or transfer and adverse claims. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.
NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BEFORE COMPLETING THE BOXES

☐	CHECK HERE IF TENDERED TRUST SECURITIES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE BOX 4 BELOW.

☐	CHECK HERE IF TENDERED TRUST SECURITIES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE BOX 5 BELOW.
Name

Address

Box 1 Description of trust securities tendered

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appears on Trust Securities)	Trust Securities Tendered (attach additional signed list if necessary)

	Trust Securities Certificate Number(s)*	Aggregate Liquidation Amount Represented by Certificate(s)*	Aggregate Liquidation Amount Tendered**

Total

*	Need not be completed if Trust Securities are being tendered by book-entry transfer.

**	Unless otherwise indicated, it will be assumed that all Trust Securities represented by certificates delivered to the Exchange Agent are being tendered. See Instruction 3.

Box 2
Special issuance instructions
(See Instructions 4, 5, and 6)

To be completed ONLY if the certificates for Trust Securities not tendered or the certificates for the Common Shares are to be issued in the name of someone other than the undersigned or if Trust Securities delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.
Issue: Common Shares or Trust Securities to:
Name

(Please Print or Type)
Address

(Include Zip Code)

(Taxpayer Identification or
Social Security Number)
☐ Credit unexchanged Trust Securities delivered by book-entry transfer to the DTC account set forth below:

(DTC Account Number)

Box 3
Special delivery instructions
(See Instructions 4, 5, and 6)

To be completed ONLY if certificates for the Trust Securities not tendered or accepted for exchange or the certificates for the Common Shares are to be sent to someone other than the undersigned at an address other than that shown below the undersigned’s signature(s).
Mail: ☐  Common Shares and any untendered Trust Securities to:
Name

(Please Print or Type)
Address

(Include Zip Code)

(Taxpayer Identification or
Social Security Number)

Box 4
Use of guaranteed delivery (See Instruction 1)

To be completed ONLY if Trust Securities are being tendered by means of a Notice of Guaranteed Delivery.
Name(s) of Registered Holders(s):

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Date of Institution which Guaranteed Delivery:

Box 5
Use of book-entry transfer (See Instruction 1)

To be completed ONLY if delivery of Trust Securities is to be made by book-entry transfer.
Name of Tendering Institution:

Account Number:

Transaction Code Number:

Box 6
Tendering holder signature
(See Instructions 1 and 4)
X

X

(Signature of Registered Holder(s) or Authorized Signatory)
     Note: The above lines must be signed by the registered holder(s) of Trust Securities as their name(s) appear(s) on the Trust Securities or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 4.
Name(s):

Capacity:

Street Address:

(Include Zip Code)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)
Signature Guarantee:

(If Required by Instruction 4)
Authorized Signature:

Name:

(Please Print or Type)
Title:

Name of Firm:

(Must be Eligible institution as defined in Instruction 1)
Address:

(Include Zip Code)
Area Code and Telephone Number:

Dated:

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
      1. Delivery of this Letter of Transmittal and Certificates; Guaranteed Delivery. This Letter of Transmittal is to be used if (a) certificates for Trust Securities are to be physically delivered to the Exchange Agent herewith or (b) tenders are to be made according to the guaranteed delivery procedures. For holders whose Trust Securities are being delivered pursuant to the procedures for book-entry transfer, all as set forth in the Offer to Exchange, delivery of an Agent’s Message by DTC will satisfy the terms of the Exchange Offer in lieu of execution and delivery of a Letter of Transmittal by the participant(s) identified in the Agent’s Message.
      To validly tender Trust Securities, either (a) the Exchange Agent must receive a properly completed and duly executed copy of this Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, together with either a properly completed and duly executed Notice of Guaranteed Delivery or certificates for the Trust Securities, or an Agent’s Message, as the case may be, and any other documents required by this Letter of Transmittal or (b) a holder of Trust Securities must comply with the guaranteed delivery procedures set forth below.
      Holders of Trust Securities who desire to tender Trust Securities pursuant to the Exchange Offer and whose certificates representing the Trust Securities are not lost but are not immediately available, or time will not permit all required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may still exchange their Trust Securities by complying with the guaranteed delivery procedures set forth in the Offer to Exchange under “Description of the Exchange Offer — Procedures for Tendering Your Securities — Guaranteed Delivery.” Pursuant to those procedures, (a) you tender your Trust Securities by or through a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program; (b) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent has received from such participant a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this Offer to Exchange; and (c) the Exchange Agent receives a properly completed and validly executed Letter of Transmittal (or facsimile thereof) together with any required signature guarantees, or a book-entry confirmation, and any other required documents, within three NYSE trading days of the notice of guaranteed delivery.
      The method of delivery of this Letter of Transmittal, the certificates for Trust Securities and other required documents is at the election and risk of the tendering holder. Except as otherwise provided in this Letter of Transmittal and in the Offer to Exchange, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date.
      2. Beneficial Owner Instructions to Registered Holders. Only a holder of Trust Securities or the holder’s legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to the Company that authorizes such person, or that person’s legal representative or attorney-in-fact, to tender Trust Securities on behalf of the holder may validly tender the Trust Securities. Any Beneficial Owner of tendered Trust Securities who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal, or an Agent’s Message by DTC, on his or her behalf.
      3. Partial Tenders. A holder may tender all or a portion of Trust Securities, but only in minimum increments of $10 in liquidation amount, which is equal to one Trust Security. If a holder tenders less than all Trust Securities, such holder should fill in the number of Trust Securities so tendered in the column labeled “Aggregate Liquidation Amount Tendered” of Box 1 above. The entire liquidation amount of Trust Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.
      4. Signatures on the Letter of Transmittal; Signature Guarantees. If this Letter of Transmittal is signed by the registered holder(s) of the tendered Trust Securities, the signature must correspond with the name(s) as written on the face of the tendered Trust Securities without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the

Trust Securities tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Trust Securities.
      If any of the tendered Trust Securities are registered in the name of two or more holders, all holders must sign this Letter of Transmittal. If any Trust Securities tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of the Letter of Transmittal as there are different registrations of certificates.
      If this Letter of Transmittal or any Trust Security or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.
      When this Letter of Transmittal is signed by the registered holders of the Trust Securities tendered hereby, no endorsements of the Trust Securities or separate instruments of transfer are required unless Trust Securities not tendered or exchanged or Common Shares are to be issued to a person other than the registered holders, in which case signatures on the Trust Securities or instruments of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.
      Signatures on the Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the Trust Securities tendered thereby are tendered: (a) by a holder whose name appears on a security position listing as the owner of those Trust Securities, who has not completed any of the boxes entitled “Special Instructions” or “Special Delivery Instructions” on the applicable Letter of Transmittal; or (b) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an “Eligible Guarantor Institution.”
      If the holder of the Trust Securities being tendered is a person other than the signer of the related Letter of Transmittal, or if Trust Securities not accepted for exchange or Trust Securities previously tendered and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on the Letter of Transmittal accompanying the tendered Trust Securities must be guaranteed by a Medallion Signature Guarantor as described above.
      The Letter of Transmittal and Trust Securities should be sent only to the Exchange Agent, and not to Standard Management Corporation, the Information Agent or DTC.
      5. Special Issuance and Delivery Instructions. Tendering holders should indicate, in the appropriate box (Box 2 or 3), the name and address to which the Common Shares and/or substitute certificates evidencing Trust Securities not tendered or not accepted for exchange are to be sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. Holders of Trust Securities tendering Trust Securities by book-entry transfer may request that Trust Securities not exchanged be credited to such account maintained at DTC as the holder may designate on this Letter of Transmittal. If no instructions are given, the Trust Securities not exchanged will be returned to the name or address of the person signing this Letter of Transmittal.
      6. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Trust Securities pursuant to the Exchange Offer. If, however, Common Shares issued in exchange for Trust Securities accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Trust Securities or if Common Shares are to be registered in the name of any person other than the person signing the Letter Of Transmittal or, in the case of tender through DTC transmitting instructions through ATOP, or if a transfer tax is imposed for any reason other than the exchange of securities pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

      Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the tendered Trust Securities listed in this Letter of Transmittal.
      7. Validity of Tenders. Standard Management Corporation expressly reserves the right to terminate the Exchange Offer and not to accept for exchange any Trust Securities if any of the conditions set forth under “Description of the Exchange Offer — Conditions to the Exchange Offer” have not been satisfied or waived by Standard Management Corporation at its option for any reason on or before 5:00 p.m., New York City time, on the Expiration Date. In all cases, exchange of the Trust Securities accepted for exchange for Common Shares will be made only after timely receipt by the Exchange Agent of certificates representing the original Trust Securities, or by confirmation of book-entry transfer, together with a properly completed and duly executed Letter of Transmittal, a manually signed facsimile of the Letter of Transmittal, or satisfaction of DTC’s ATOP procedures, and any other documents required by the Letter of Transmittal.
      8. Irregularities. Standard Management Corporation will determine, in its sole discretion, all questions as to the form, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Trust Securities, which determination shall be final and binding. Standard Management Corporation reserves the absolute right to reject any and all tenders of any particular Trust Securities not properly tendered or to not accept any particular Trust Securities which acceptance might, in the judgment of the Company or its counsel, be unlawful. Standard Management Corporation also reserves the absolute right, in its sole discretion, to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Trust Securities either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Trust Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Trust Securities either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Trust Securities for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of trust securities for exchange, nor shall any of them incur any liability for failure to give such notification.
      9. No Conditional Tenders. No alternative, conditional or contingent tender of Trust Securities or transmittal of this Letter of Transmittal will be accepted.
      10. Mutilated, Lost, Stolen or Destroyed Trust Securities. Any holder whose Trust Securities have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated in this Letter of Transmittal for further instructions.
      11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Offer to Exchange or this Letter of Transmittal may be directed to the Information Agent at the address and telephone number indicated in this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
      12. Acceptance of Tendered Trust Securities and Issuance of Common Shares; Return of Trust Securities. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Trust Securities as soon as practicable after the Expiration Date and will issue Common Shares for the Trust Securities as soon as practicable thereafter. For purposes of the Exchange Offer, the Company will be deemed to have accepted tendered Trust Securities when, as and if the Company has given written or oral notice (immediately followed in writing) of acceptance to the Exchange Agent. If any tendered Trust Securities are not exchanged pursuant to the Exchange Offer for any reason, those unexchanged Trust Securities will be returned, without expense, to the tendering holder at the address shown in Box 1 or at a different address as may be indicated in this Letter of Transmittal under “Special Delivery Instructions” (Box 3).
      13. Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Offer to Exchange under the caption “Description of the Exchange Offer — Withdrawals of Tenders.” If the Company elects to provide a subsequent offering period after the expiration of the exchange offer, you will not have the right to withdraw any Trust Securities that you tender during any subsequent offering period.

      14. Certain Tax Matters. Under U.S. federal income tax law, a tendering holder of any Trust Securities that are accepted for exchange is required to furnish its taxpayer identification number (“TIN”) on the enclosed Substitute Form W-9 or otherwise establish a basis for exemption from backup withholding. If the holder is an individual, the TIN is his or her Social Security number. If the holder fails to provide its TIN or otherwise establish an exemption from backup withholding, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and to backup withholding, at a 28% rate, on any reportable payment made by the Company (or its paying agent) within the United States to the holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
      Certain payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. In the case of a holder that is a foreign individual, the holder generally must submit to the Exchange Agent a properly completed IRS Form W-8BEN (which may be obtained from the Exchange Agent or on the IRS website at www.irs.gov) to establish his or her exemption from backup withholding with respect to any reportable payment made by the Company (or its paying agent) within the United States to the holder.
      For additional guidance, please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

The exchange agent for the exchange offer is:
Deutsche Bank National Trust Company

By Facsimile: DB Services Tennessee, Inc. Reorganization Unit Fax: (615) 835-3701 Attn: Karl Shepard (615) 835-3572	By Registered or Certified Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, Tennessee 37229-2737 Attn: Karl Shepard	By Overnight Mail or Courier: DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Karl Shepard
For Confirmation by Telephone: (615) 835-3572
Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.
Questions, requests for assistance and requests for additional copies of this offer to exchange and related letter of transmittal may be directed to the information agent at its address or telephone number set forth below.

The information agent for the exchange offer is:
501 Madison Avenue, 20th Floor
New York, New York 10022
Call Toll Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

Standard Management Corporation
10689 Pennsylvania Street
Indianapolis, Indiana 46280
(317) 574-6200